Exhibit 10.1

FLEETWOOD ENTERPRISES, INC.
AMENDMENT NO. 1
TO
AMENDED AND RESTATED
1992 STOCK-BASED INCENTIVE COMPENSATION PLAN

Pursuant to Section 8.7(a) of the Fleetwood Enterprises, Inc. Amended and Restated 1992 Stock-Based Incentive Compensation Plan (the “Plan”), the Plan is hereby amended as follows, effective as of June 13, 2006:

1.             Section 1.2(l) of the Plan is deleted in its entirety and replaced with the following:

“(l)          “Incentive Award” means any Stock Option, Stock Appreciation Right, Stock Payment, Restricted Stock, Restricted Stock Unit, Performance Award or other award granted or sold under the Plan.”

2.             The following new subsection (x) is added to Section 1.2 of the Plan (with existing subsections (x), (y) and (z) renumbered to (y), (z) and (aa), respectively):

“(x)          “Restricted Stock Unit” means an Incentive Award under this Plan and the provisions of Article VI pursuant to which shares of Common Stock may be issued in the future.”

3.             The last sentence of Section 1.3(a) of the Plan is amended to add the words “and/or Restricted Stock Units” to the end thereof.

4.             Article VI of the Plan is deleted in its entirety and replaced with the following:

“VI.         RESTRICTED STOCK AND RESTRICTED STOCK UNITS

6.1 Award of Restricted Stock and Restricted Stock Units

Subject to Section 1.3(a), which establishes a limitation on the number of shares that may be issued pursuant to awards of Restricted Stock and/or Restricted Stock Units under this Plan, the Committee may grant awards of Restricted Stock and/or Restricted Stock Units to Employees. Restricted Stock is an award or issuance of shares of Common Stock the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment or performance conditions) and terms as the Committee deems appropriate. Restricted Stock Units are Incentive Awards denominated in units of Common Stock under which the issuance of shares of Common Stock is subject to such conditions (including continued employment or performance conditions) and terms as the Committee deems appropriate. Each Restricted Stock Unit will be equal to one share of Common Stock and will entitle a Participant to receive one share of Common Stock at the time set forth in the award. The Committee shall determine the Purchase Price (if any) for Restricted Stock or shares subject to Restricted Stock Units, the terms of payment of the Purchase Price, the restrictions upon awards of Restricted Stock and when such restrictions shall lapse, and the vesting conditions for awards of Restricted Stock Units; provided that the vesting/restriction period shall be at least one year for performance-based grants (including grants made in settlement of awards earned under the LTPP) and three years for non-performance based grants. The terms and conditions of awards of Restricted Stock and Restricted Stock Units shall be set forth in the statement evidencing the grant of such award.

6.2 Requirements of Restricted Stock

All shares of Restricted Stock granted or sold pursuant to the Plan and all shares issued in respect of awards of Restricted Stock Units under the Plan will be subject to the following conditions:

(a)  The shares may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, alienated or encumbered until the restrictions are removed or expire;

(b)  The Committee may require that the certificates representing Restricted Stock granted or sold to a Participant pursuant to the Plan remain in the physical custody of an escrow holder or the Company until all restrictions are removed or expire;

(c)  Each certificate representing Restricted Stock granted or sold to a Participant pursuant to the Plan will bear such legend or legends making reference to the restrictions imposed upon such Restricted Stock as the Committee in its discretion deems necessary or appropriate to enforce such restrictions; and

(d)  The Committee may impose such other conditions on Restricted Stock and shares issued pursuant to awards of Restricted Stock Units as the Committee may deem advisable including, without limitation, restrictions under the Securities Act, under the Exchange Act, under the requirements of any stock exchange upon which such shares are then listed and under any blue sky or other securities laws applicable to such shares.

6.3 Vesting/Lapse of Restrictions

Awards of Restricted Stock Units shall vest and the restrictions imposed upon Restricted Stock pursuant to Section 6.2 above will lapse in accordance with such schedule or other conditions as are determined by the Committee and set forth in the statement evidencing the grant or sale of the Restricted Stock or Restricted Stock Units. Notwithstanding the foregoing, the Committee shall not accelerate the lapse of the restriction or vesting period of any award Restricted Stock or Restricted Stock Units granted hereunder or pursuant to the LTPP except in the event of death, disability, termination without cause, retirement, change-in-control, or otherwise in circumstances specifically enumerated elsewhere in this Plan or in the LTPP.

6.4 Rights of Participant

Subject to the provisions of Section 6.2 or restrictions imposed pursuant to Section 6.2, the Participant will have all rights of a stockholder with respect to the Restricted Stock granted or sold to such Participant under the Plan, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto. Participants will have no voting rights with respect to shares of Common Stock underlying Restricted Stock Units unless and until such shares are reflected as issued and outstanding shares on the Company’s stock ledger. In addition, shares underlying Restricted Stock Units shall be entitled to dividends or dividend equivalents only to the extent provided by the Committee.

6.5 Termination of Employment

Unless the Committee in its discretion determines otherwise, upon a Participant’s termination of employment for any reason, all of the Participant’s Restricted Stock remaining subject to restrictions imposed pursuant to this Plan on the date of such termination of employment shall be repurchased by the Company at the Purchase Price (if any), and all of the Participant’s Restricted Stock Units that are unvested as of the date of such termination of employment shall terminate and expire.”

Except as modified by this Amendment No. 1, the Plan shall remain unchanged and shall remain in full force and effect.